Exhibit 10.1

                            SHARE PURCHASE AGREEMENT

      THIS SHARE PURCHASE AGREEMENT (together with all schedules, exhibits and all ancillary agreements contemplated herein are hereinafter referred to as this "Agreement"), is entered into as of the ____ day of July, 2003, by and between Napoli Enterprises, Inc., a corporation organized under the laws of the State of Colorado (the "Napoli") and all of the shareholders (collectively, the "Novotech Shareholders") of Novotech Holdings, Inc., ("Novotech"), a company organized under the laws of the British Virgin Islands ("BVI"). Napoli and the Novotech Shareholders are referred to collectively as the "Parties".

      WHEREAS, the Novotech Shareholders own 90% percent of the issued and outstanding capital stock of Novotech (the "Novotech Shares");

      WHEREAS, Novotech owns an approximate 99% ownership interest in Lion Gri, S.R.L. ( "Lion Gri"), a company organized under the laws of the Republic of Moldova;

      WHEREAS, the Novotech Shareholders desire to sell and Napoli desires to acquire the Novotech Shares, and thereby a controlling indirect ownership interest in Lion Gri, in consideration for 34,474,451 newly-issued shares of common stock of Napoli constituting approximately 87% of Napoli's outstanding capital stock after such issuance on a fully-diluted basis, on the terms and conditions hereinafter provided;

      NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I
                         REPRESENTATIONS AND WARRANTIES
                          OF THE NOVOTECH SHAREHOLDERS

The Novotech Shareholders, jointly and severally, represent and warrant as follows:

      Section 1.01 - Organization of Novotech. Novotech is a company duly organized and validly existing under the laws of BVI and has the corporate power and is duly authorized, qualified, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to undertake the transactions contemplated by this Agreement, to own all of its properties and assets to carry on its business. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Novotech's articles of incorporation or bylaws (or the foreign equivalent thereof). Novotech has taken, or will have taken prior to Closing (as described in Article III herein), all actions required by law, its articles of incorporation, or otherwise, to authorize the execution and delivery of this Agreement. Novotech has, or will have prior to Closing (as described in Article III herein), full power, authority, and legal right and has, or will have prior to Closing (as described in Article III herein), taken all action required by law, its bylaws, articles of incorporation (or the foreign equivalent thereof) and otherwise to consummate the transactions herein contemplated.

      Section 1.02 - Capitalization and Outstanding Shares. All outstanding shares of Novotech are validly issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

      Section 1.03 - Options or Warrants or Subscriptions. There are no existing options, warrants, calls, subscriptions or commitments of any character relating to any authorized and unissued stock of any class of Novotech.

      Section 1.04 - Ownership of Novotech Shares. Each of the Novotech Shareholders is the legal and beneficial owner of that number of Novotech shares set forth opposite his, her or its name in the attached Schedule 1.04 , free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

      Section 1.05 - Shares Validly Issued. With respect to the Novotech Shares issued to him, her or it, the Novotech Shares have been validly issued to each Shareholder and are fully paid, fully vested, non-assessable and not issued in violation of the pre-emptive or other rights of any person.

      Section 1.06 - Valid Transfer of Fully Vested Shares. With respect to himself, herself or itself, each of the Novotech Shareholders has full right, power, and authority to transfer, assign, convey, and deliver its Novotech Shares. With respect to himself, herself or itself, delivery by each Novotech Shareholder of such shares at the Closing (as described in Article III herein) will convey to Napoli good and marketable title to such Novotech Shares, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

      Section 1.07 - Underlying Transaction Lawful. All transactions contemplated by this Agreement are lawful under the laws of BVI.

      Section 1.08 - Enforceable Obligation. The transactions contemplated by this Agreement are the valid and binding obligations of each Novotech Shareholder, enforceable against each respective Novotech Shareholder, jointly and severally, by Napoli in accordance with the terms of this Agreement.

      Section 1.09 - No Conflicts. The execution and delivery by each Novotech Shareholder of this Agreement, the performance by each Novotech Shareholder of his, her or its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not: (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require any Novotech Shareholder to obtain any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of, (iv) result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any lien upon any Novotech Shareholder or any of their respective assets and properties under any contract to which any Novotech Shareholders is bound.

      Section 1.10 - Voting Trusts. The Novotech Shares are not subject to any voting trust agreement or other contract restricting or otherwise relating to the voting or disposition of the Novotech Shares.

      Section 1.11 - Governmental Authorizations and Licenses. Each Novotech Shareholder has, or will have upon Closing (as described in Article III herein), all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Novotech Shareholders of this Agreement and consummation by the Novotech Shareholders of the transaction contemplated hereby.

      Section 1.12 - Compliance With Laws and Regulations. Each Novotech Shareholder has complied with all applicable statutes and regulations of any applicable laws except to the extent that noncompliance would not result in the occurrence of any material liability for any Novotech Shareholder.

      Section 1.13 - Power of Stock Transfer. Each Novotech Shareholder has duly executed a stock transfer power in the substantial form as set forth in Schedule 1.13.

      Section 1.14 - Ownership of Lion Gri. Each Novotech Shareholders hereby represents and warrants that Novotech is the legal and beneficial owner of an approximate 99% ownership interest in Lion Gri. Attached hereto as Schedule 1.14 is a duly notarized copy of the certificate of registration issued by the office of registration of Republic of Moldova which evidences Novotech's ownership of Lion Gri.

                                   ARTICLE II
                         REPRESENTATIONS, COVENANTS AND
                              WARRANTIES OF NAPOLI

The Napoli represent and warrant as follows:

      Section 2.01 - Organization and Due Authorization. Napoli is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and has the corporate power and is duly authorized, qualified, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Napoli's articles of incorporation or bylaws. Napoli has taken all action required by all applicable laws, including, without limitation, the laws of the State of Colorado and the U.S. securities laws and regulations, and under Napoli's articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. Napoli has full power, authority, and legal right and has taken all action required by all applicable laws, including, without limitation, the laws of the State of Colorado and the U.S. securities laws and regulations, its articles of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

      Section 2.02 - Capitalization and Outstanding Shares. Napoli's authorized capitalization currently consists of 500,000,000 shares of common stock, par value $.001, of which 5,525,549 shares of common stock are issued and outstanding as of the date hereof and 50,000 shares of preferred stock of which no shares are outstanding as of the date hereof. All issued and outstanding shares are legally issued, fully paid, non-assessable and not issued in violation of the pre-emptive or other rights of any person.

      Section 2.03 - Options or Warrants or Subscriptions. There are no existing options, warrants, calls, subscriptions or commitments of any character relating to the authorized and unissued stock of Napoli.

      Section 2.04 - Approval of Agreement. The board of directors of Napoli has approved this Agreement and the transactions contemplated hereby.

      Section 2.05 - Underlying Transaction Lawful. All transactions contemplated by this Agreement and this Agreement are lawful under all applicable laws of the Untied States and under all applicable laws of the State of Colorado.

      Section 2.06 - Enforceable Obligation. The transactions contemplated by this Agreement are the valid and binding obligations of Napoli enforceable against Napoli by the other Parities in accordance with the terms of this Agreement.

      Section 2.07 - No Conflicts. The execution and delivery by Napoli of this Agreement, the performance by Napoli of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:
(i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Napoli to obtain any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of, (iv) result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any lien upon Napoli or any of its assets and properties under, any contract to which Napoli, or by which any of its respective assets and properties is bound.

      Section 2.08 - Governmental Authorizations and Licenses. Napoli has, or will have upon Closing (as described below), all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Napoli of this Agreement and consummation by Napoli of the transaction contemplated hereby.

      Section 2.09 - Compliance With Laws and Regulations. In connection with all matters directly and indirectly related to this Agreement or the transactions contemplated hereunder Napoli has complied with all applicable statutes and regulations of any applicable laws except to the extent that noncompliance would not result in the occurrence of any material liability for Napoli

      Section 2.10 - No Shareholder Approval Required. Under to the laws of the State of Colorado, in combination with all applicable laws of the United States, Napoli is not legally required to file an information statement on Schedule 14C in connection with the transactions contemplated by this Agreement.

                                   ARTICLE III
                  PLAN OF PURCHASE AND SALE OF NOVOTECH SHARES

      Section 3.01 - The Purchase and Sale of Novotech Shares.

      (a) The Novotech Shareholders agree to assign, transfer, and deliver to Napoli, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description constituting 90% of the issued and outstanding capital stock of Novotech as of July 16, 2003.

      (b) Napoli agrees to issue and deliver to the Novotech Shareholders 34,747,451 newly-issued shares of Napoli's common stock, par value $.001, to the Novotech Shareholders and their designated recipients in the amounts set forth opposite the name of each Shareholder and their designated recipients in the list attached hereto as Schedule 3.01(b) and incorporated herein. The shares issued by Napoli under this Section 3.01(b) shall be issued with the rights of registration contained in that certain registration rights agreement between the Novotech Shareholders and their designees and Napoli attached hereto as Schedule 3.01(b) - 2.

      Section 3.02 - Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall occur after the signing of this Agreement, after the fulfillment of all conditions precedent set forth in Article V hereof and at such time and place as the parties may mutually agree ("Closing Date").


      Section 3.03 - Closing Events. At the Closing, each of the respective Parties hereto shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), as applicable, the following:

      (a) In the case of the Novotech Shareholders: (i) a stock transfer power and authorization of designee executed by each Novotech Shareholder listed on
Schedule 1.04 in the substantial form set forth in Schedule 1.13;

      (b) In the case of Napoli: to each person set forth on Schedule 3.01(B) that number of newly-issued Napoli Shares set forth beside each person's name on
Schedule 3.01(B).

                                   ARTICLE IV
          SPECIAL REPRESENTATIONS AND COVENANTS WITH RESPECT TO COMMON
            SHARES ISSUED BY THE COMPANY TO THE NOVOTECH SHAREHOLDERS

      Section 4.01 - Shares Issued by Napoli to Novotech Shareholders Not Registered. The consummation of this Agreement and the transactions herein contemplated, including the issuance of common shares by Napoli to the Novotech Shareholders as set forth in Article III, constitute the offer and sale of securities under the Securities Act of 1933, as amended (the "Securities Act") and applicable state statutes. The Novotech Shareholders acknowledge that the shares of Napoli to be delivered to each Shareholder pursuant to this Agreement have not been registered under the Securities Act or the laws of any other jurisdiction, and that therefore the stock is not fully transferable except as permitted under various exemptions, if any, contained in the Securities Act and the rules of the Securities and Exchange Commission interpreting the Securities Act. Under US law, Napoli's common stock cannot be sold or transferred by the Novotech Shareholders unless they are registered under applicable law or an exemption from registration is available. The provisions contained in this paragraph are intended to ensure compliance with the Securities Act.

      Section 4.02 - Regulation S Representations. For purposes of this Section 4.02, "United States" includes the United States, its territories and possessions, any state, and the District of Columbia. Each Shareholder is not a "U.S. Person", defined in Rule 902(k) of the Securities Act as any one of the following: (i) any natural person resident in the United States; (ii) any partnership or corporation organized under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or the account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; (viii) any partnership or corporation, if such entity was formed under the laws of a foreign jurisdiction by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors. Each Novotech Shareholder did not receive offering materials with respect to the transactions contemplated by the Agreement. At the time of this Agreement, each Novotech Shareholder is outside of the United States. Therefore the Novotech Shareholders agree not to sell or otherwise dispose of any of the common shares of Napoli received pursuant to this agreement unless such Novotech
Shareholder:

      (a) has delivered to Napoli a written legal opinion in form and substance satisfactory to counsel for Napoli to the effect that the disposition is permissible under the terms of the Securities Act and the rules and regulations promulgated thereunder;

      (b) has complied with the registration and prospectus requirements of the Securities Act relating to such disposition; or

      (c) has presented Napoli satisfactory evidence that such a disposition is exempt from registration under the Securities Act. Napoli shall place a stop transfer order against transfers of shares until the conditions set forth in this paragraph have been met. Furthermore, the Novotech Shareholders agree that the certificates evidencing the common shares that each will receive under this Agreement will contain the following legend or one substantially similar:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED (1) ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT; OR (2) ABSENT AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY AND ITS COUNSEL, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR SUCH STATES OR THAT SUCH TRANSACTION COMPLIES WITH THE RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT OR SUCH STATES.

      Section 4.03 - Third Party Consents and Certificates. The Parties agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

      Section 4.04 - Indemnification.

      (a) The Novotech Shareholders hereby agree to indemnify Napoli, its respective officers, agents and directors as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

      (b) Napoli hereby agrees to indemnify the Novotech Shareholders as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made by Napoli under this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

      (c) Napoli hereby agrees that if for whatever reason the shares issued to the Novotech Shareholders pursuant to this Agreement can not be or are not validly issued, then this Agreement may be rescinded by the Novotech Shareholders. In such event, Napoli will immediately return the Novotech Shares to the Novotech Shareholders.

                                    ARTICLE V
                         CONDITIONS PRECEDENT TO CLOSING

      The obligations of the Parties at Closing under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

      Section 5.01 - Accuracy of Representations. The respective representations and warranties made by the Parties in this Agreement shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and the respective Parties shall have performed or complied with all pre-closing covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

      Section 5.02 - No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of any Party, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of the Parties.

      Section 5.03 - Deliverables. Each deliverable required to be delivered by each respective Party under Articles I and II of this Agreement has been delivered.

                                   ARTICLE VI
                                  MISCELLANEOUS

      Section 6.01 - Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York.

      Section 6.02 - Resolution of Disputes.

            (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be resolved through friendly consultation, if possible. Such consultation shall begin immediately after one party has delivered to the other party a written request for such consultation (the "Consultation Date"). If the dispute cannot be resolved within 30 days following the Consultation Date, the dispute shall be submitted to arbitration upon the request of either party, with written notice to the other party.

            (b) Arbitration. The arbitration shall be conducted in New York, New York under the auspices of the American Arbitration Association ("AAA") in accordance with the commercial arbitration rules and supplementary procedures for international commercial arbitration of the AAA. There shall be three arbitrators--one arbitrator shall be chosen by each party to the dispute and those two arbitrators shall choose the third arbitrator. All arbitration proceedings shall be conducted in English. Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other party in connection with the arbitration proceedings. Arbitration shall be the sole, binding, exclusive and final remedy for resolving any dispute between the parties; either party may apply to any court of competent jurisdiction in the State of New York for enforcement of any award granted by the arbitrators.

            (c) During the period when a dispute is being resolved, except for the matter being disputed, the parties shall in all other respects continue to abide by the terms of this Agreement.

      Section 6.03 - Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

      (a)   If to Napoli addressed as follows:

            Napoli Enterprises, Inc.
            Suite 566 - 1027 Davie Street
            Vancouver, British Columbia
            Canada V6C 4L2

            Fax: 270-637-1258

      With a copy to:

            Stepp Law Group
            1301 Dove Street, Suite 460
            Newport Beach, California 92660
            ph:  949-660-9700
            fax: 949-660-9010
            Attn: Thomas E. Stepp, Jr.

            and,

            c/o Davies Ward Phillips & Vineberg LLP
            625 Madison Avenue, 12th Floor

            New York, New York 10022
            Telecopier: (212) 308-0132
            Attn: Howard H. Jiang, Esq.

      (b)   If to each of the Novotech Shareholders, addressed as follows:

            c/o Davies Ward Phillips & Vineberg LLP
            625 Madison Avenue, 12th Floor
            New York, New York 10022
            Telecopier: (212) 308-0132
            Attn: Howard H. Jiang, Esq.

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

      Section 6.04 - Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

      Section 6.05 - Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

      Section 6.06 - Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof.

      Section 6.07 - Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of three months. All rights and obligations under this entire Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and assigns of the parties.

      Section 6.08 - Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. For purposes of this Agreement, facsimile signatures may be deemed originals.

      Section 6.09 - Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same of any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

              [The remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed as of July 16, 2003.

NAPOLI ENTERPRISES, INC.                             NOVOTECH SHAREHOLDERS


/s/ Greg Sonic                                       /s/ Nellie Sonic
--------------                                       ----------------
Greg Sonic                                           Name: Nellie Sonic
President and Chairman of the Board                  Authorized Signatory
pursuant to power-of-attorney